   As filed with the Securities and Exchange Commission on September 26, 2001

                                                Registration No. 333 - _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         AMERICAN BIO MEDICA CORPORATION
             (Exact name of registrant as specified in its charter)


           New York                                        14-1702188
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

          122 Smith Road                                     12106
      Kinderhook, New York                                 (Zip Code)
(Address of principal executive offices)
          800-227-1243

                                 Stan Cipkowski
                                    President
                                 122 Smith Road
                           Kinderhook, New York 12106
                                 (800)-227-1243

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Richard L. Burstein, Esq.
                       Tuczinski, Burstein & Collura, P.C.
                           90 State Street, Suite 1011
                             Albany, New York 12207
                                 (518)-463-3990


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times after the Registration Statement becomes effective as the selling shareholder may determine.

         If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

         If this form is to be filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                                  Proposed
                                                                   maximum          Maximum
      Title of each class                                      offering price      aggregate         Amount of
of securities to be registered     Amount to be registered        per share     offering price   registration fee
---------------------------------------------------------------------------------------------------------------------
 Common Shares, par value $.01
  per share                            2,549,000 shares            $0.78 (1)     $1,988,220(1)         $497
---------------------------------------------------------------------------------------------------------------------
 Common Share purchase
  warrants                             1,274.500 warrants          $1.05         $1,338,225            $335
---------------------------------------------------------------------------------------------------------------------
 Common Shares
  Underlying exercise of
  warrants                             1,274,500 shares            $1.05         $1,338,225            $335
---------------------------------------------------------------------------------------------------------------------
 Common Shares Underlying
  exercise of warrants                   203,920 shares            $1.20         $  244,704            $ 61
---------------------------------------------------------------------------------------------------------------------
 Common Shares underlying
  exercise of warrants                   200,000 shares            $1.50         $  300,000            $ 75

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for such common shares on September 24, 2001 as reported on the Nasdaq SmallCap Market.
(2) Pursuant to Rule 416, the Registration Statement also registers an indeterminate number of common shares as may be issued or become issuable upon and exercise of the Warrants in accordance with their respective terms to prevent dilution resulting from stock splits, stock dividends or similar transactions.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                         AMERICAN BIO MEDICA CORPORATION
                         4,227,420 SHARES COMMON SHARES

         In this prospectus, "ABMC", "we", "us" and "our" refer to American Bio Medica Corporation.

         This is an offering of: (a) up to 4,227,420 common shares, par value $0.01 a share, of American Bio Medica Corporation, of which 2,549,000 are common shares of ABMC and 1,678,420 are common shares issuable upon the exercise of common share purchase warrants and (b) up to 1,274,500 common share purchase warrants. All of these securities are being offered by the selling shareholders. On August 22, 2001, in a private placement exempt from registration under the Securities Act of 1933, as amended, selling shareholders acquired (a) 2,549,000 common shares for a purchase price of $1.00 per share, and (b) 1,274,500 warrants ("Investor Warrants") to purchase one common share at an exercise price of $1.05 per share and 203,920 warrants ("Placement Agent Warrants") to purchase one common share at an exercise price of $1.20 per share, exercisable during a 54 month period beginning on February 22, 2002. The Investor Warrants and Placement Agent Warrants together shall be referred to as the "Private Placement Warrants". In addition, selling shareholders acquired 200,000 warrants to purchase one common share at an exercise price of $1.50 per share pursuant to a financial advisory agreement filed as an exhibit to our 10-KSB for the fiscal year ending April 30, 2001 ("Brean Murray Warrants"). We are registering the selling shareholders' resale of these securities pursuant to Registration Rights Agreements between the selling shareholders and us. The registration of the common shares, the Investor Warrants and the common shares issuable upon the exercise of the Placement Agent Warrants and Brean Murray Warrants does not necessarily mean that any of them will be offered or sold by the selling shareholders. The securities may be sold directly by the selling shareholders or through brokers, dealers or agents in private or market transactions. In connection with any sales, the selling shareholders and any brokers, dealers or agents participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. See "Selling Shareholders" and "Plan of Distribution."

         The last reported sale price of the common shares, which are listed on The Nasdaq SmallCap Market under the symbol "ABMC," was $1.00 per share on August 22, 2001. Our headquarters are located at 122 Smith Road, Kinderhook, New York 12106. Our telephone number is (800) 227-1243.

THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THESE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Public offering price...........................Market price, from time to time, in the market in which the
                                                shares are sold, a price related
                                                to the market price or a
                                                negotiated price.

Underwriting discounts and commissions..........Customary for the type of transaction involved.


Proceeds to selling shareholders*...............Market price, from time to time, net of customary cost for
                                                execution of the type of
                                                transaction.*

*The Selling Shareholders will receive all of the net proceeds from the sale of the securities being sold in this offering. We will not receive any of the proceeds from the sale of securities in this offering. We will receive gross proceeds of up to $1,338,225 if all of the Investor Warrants are exercised. If the Placement Agent Warrants and the Brean Murray Warrants are exercised on a cash basis, we will receive an additional $544,704. Estimated expenses of $55,000 are payable by the Company in connection with this offering.

                The date of this Prospectus is September 26, 2001



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

WHERE YOU CAN GET MORE INFORMATION............................................ 3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................... 4
THE COMPANY................................................................... 4
RISK FACTORS.................................................................. 5
USE OF PROCEEDS...............................................................10
SELLING SHAREHOLDERS..........................................................10
PLAN OF DISTRIBUTION..........................................................13
LEGAL MATTERS.................................................................15
EXPERTS.......................................................................15
DOCUMENTS INCORPORATED BY REFERENCE...........................................15


                          ----------------------------

         You should rely only on the information contained in this Prospectus. Neither American Bio Medica Corporation nor any selling shareholder, broker, dealer or agent has authorized anyone to provide you with different or additional information. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of our common shares.

         No action is being taken in any jurisdiction outside the United States to permit a public offering of the common shares or possession or distribution of this Prospectus in any such jurisdiction. Persons who come into possession of this Prospectus in jurisdictions outside the United States are required to inform themselves about and to observe the restrictions of that jurisdiction related to this offering and the distribution of this Prospectus.

                          WHERE YOU CAN GET INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can receive copies of such reports, proxy and information statements, and other information, at prescribed rates, from the SEC by addressing written requests to the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC, in Washington, D.C., New York, New York and Chicago, Illinois, Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.

         We have filed with the SEC a Registration Statement on Form S-3 to register the common shares that we are offering in this Prospectus. This Prospectus is part of the Registration Statement. This Prospectus does not include all of the information contained in the Registration Statement. For further information about the common shares and us offered in this Prospectus, you should review the Registration Statement. You can inspect or copy the Registration Statement, at prescribed rates, at the SEC's public reference facilities at the address listed above.

         Statements contained in this Prospectus concerning the provisions of documents are necessarily summaries of such documents and when any such document is an exhibit to the Registration Statement, each such statement is qualified in its entirety by reference to the copy of such document filed with the SEC.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements in this Prospectus are forward-looking statements. In addition, we may make forward-looking statements in future filings with the Securities and Exchange Commission and in written materials, press releases and oral statements issued by us or on our behalf. Forward-looking statements include statements regarding the intent, belief or current expectations of us or our officers, including statements preceded by, followed by or including forward-looking terminology such as "may," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict" or similar expressions, with respect to various matters.

         It is important to note that our actual results could differ materially from those anticipated from the forward-looking statements depending on various important factors. These important factors include our history of losses and ability to continue as a going concern, the uncertainty of acceptance of current and new products in our markets, competition in our markets, our dependence on our distributors and the other factors discussed in "Risk Factors" beginning on page 5.

         All forward-looking statements in this Prospectus are based on information available to us on the date of this Prospectus. We do not undertake to update any forward-looking statements that may be made by us or on our behalf in this Prospectus or otherwise. In addition, please note that matters set forth under the caption "Risk Factors" constitute cautionary statements identifying important factors with respect to the forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

                                   THE COMPANY

         We develop, manufacture and market biomedical technologies and products intended for the immediate, onsite screening for drugs of abuse. Our Rapid Drug Screen(TM) and Rapid One(TM) are urine-based kits that are easy to use, cost-effective, highly accurate and reliable tests for the presence of drugs of abuse in individuals. We own several patents that are used in the Rapid Drug Screen.

         We produce several versions of a drugs of abuse screening test, under the name Rapid Drug Screen. The Rapid Drug Screen is a one-step test that allows a small urine sample to be tested simultaneously for the presence or absence of up to ten drugs of abuse (cocaine, THC (marijuana), opiates, amphetamine, PCP, benzodiazepines, methamphetamine, barbiturates, tricyclic antidepressants and methadone).

         The competitively priced test is self-contained. This eliminates exposure of the test administrator to the urine sample. We believe that the Rapid Drug Screen product is easier to use than other competitive products because it requires no mixing of reagents, pipetting or manipulation of the test. Controlled tests conducted by an independent laboratory compared the Rapid Drug Screen with results produced by EMIT II, a standard laboratory test, and found greater than 99% correlation of results.

         Our tests require marketing clearance from the Food and Drug Administration, or FDA. Our most recent 510k marketing clearance received from the FDA was for the nine panel test. As a result of the FDA's approval of all nine drug tests manufactured by us, we can offer a variety of test combinations to meet customer requirements. Included in our product offerings are nine single tests called Rapid One, each of which detects one drug of abuse (cocaine, THC, opiates, amphetamine, PCP, benzodiazepines, methamphetamines, barbiturates and tricyclic antidepressants). We also have developed a methadone test that we intend to submit to the FDA for marketing clearance.

         In January 2000, we licensed the exclusive rights to distribute and market a patented residue and/or trace drug detection system in select markets in North and South America for a period of five years. We utilize the trademark "Drug Detector" for this product. The Drug Detector(TM) tests surfaces for the presence or absence of residue from marijuana, cocaine, heroin or methamphetamines without the need for urine, hair or saliva samples.

         Our headquarters are located at 122 Smith Road, Kinderhook, New York 12106. Our telephone number is 800-227-1243.

                                  RISK FACTORS

         An investment in our common shares or common share purchase warrants involves a high degree of risk. You should carefully consider the specific factors listed below, together with the cautionary statement under the caption "Cautionary Statement Regarding Forward Looking Statements" and the other information included in this Prospectus, before purchasing our common shares. The risks described below are not the only ones that we face. Additional risks that are not yet known to us or that we currently think are immaterial could also impair our business, operating results or financial condition. If any of the following risks actually occur, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common shares could decline, and you may lose all or part of your investment.

WE HAVE A LIMITED OPERATING HISTORY, WHICH MAY MAKE IT DIFFICULT TO ACCURATELY FORECAST OUR FUTURE REVENUES AND OTHER OPERATING RESULTS.

         We began selling our products in 1996. As a result, we have only a limited operating history upon which you may evaluate our business and prospects. Our limited operating history may make it difficult or impossible for analysts or investors to accurately forecast regarding our future revenues and other operating results and the price of our common stock could decline substantially.

WE HAVE INCURRED NET LOSSES SINCE WE WERE FORMED.

         Since inception in 1992, we have incurred net losses. As of April 30, 2001, we had an accumulated deficit of $13.5 million. We expect to continue to make substantial expenditures for sales and marketing, product development and other purposes. Our ability to achieve and maintain profitability in the future will primarily depend on our ability to increase sales of our products, reduce production and other costs and successfully introduce new and enhanced versions of our existing products into the marketplace. We cannot assure you that we will be able to increase our revenues at a rate that equals or exceeds expenditures. Our failure to do so will result in our incurring additional losses.

WE DEPEND ON DISTRIBUTORS FOR A MAJORITY OF OUR SALES AND THE LOSS OF, OR REDUCTION IN SALES BY, OUR CURRENT DISTRIBUTORS COULD SIGNIFICANTLY HARM OUR BUSINESS.

         We derive a substantial portion of our revenues, and expect to continue to derive a substantial portion of our revenues in the near future, from sales by our distributors. During fiscal 2001, approximately 74% of our sales were made to distributors. Unless and until we diversify and expand our sales force, our success will depend significantly upon the future sales by our distributors. The loss of or inability to replace any one or more of these distributors, significant changes in their product requirements, delays of significant orders or the occurrence of any sales fluctuations of our products could reduce our revenues.

WE ONLY OFFER A LIMITED NUMBER OF PRODUCTS AND THE FAILURE OF ANY ONE OF THEM TO ACHIEVE WIDESPREAD MARKET ACCEPTANCE WOULD SIGNIFICANTLY HARM OUR RESULTS OF OPERATION.

         We derive substantially all of our revenues from sales of a limited number of drug testing products. The failure of any of our product offerings to achieve and maintain a meaningful level of market penetration and customer satisfaction would harm our revenues.

         In addition, we only began selling our products in 1996, and cannot yet predict whether they will gain widespread market acceptance. Achieving market acceptance for our drug tests will require substantial marketing efforts and expenditure of significant funds to inform potential distributors and customers of the distinctive characteristics, benefits and advantages of their test kits. Our Drug Detector has just recently been introduced into the over-the-counter market. We have no history upon which to base market or customer acceptance of the product. Introduction of the Drug Detector has required, and may continue to require, substantial marketing efforts and expenditure of funds.

         Even if our customers do purchase our products in meaningful quantities, due to the variety and complexity of the environments in which these customers operate our products may not operate as expected. This could result in cancelled orders, delays and increased expenses. In addition, the success of competing products and technologies, pricing pressures or manufacturing difficulties could further reduce our profitability and the price of our common stock.

IF WE FAIL TO KEEP UP WITH TECHNOLOGICAL FACTORS AND FAIL TO DEVELOP OUR PRODUCTS, WE MAY BE AT A COMPETITIVE DISADVANTAGE.

         We are continually seeking to refine and improve the design and performance of our products. Our efforts remain subject to all of the risks inherent in product development, including unanticipated technical, regulatory or other problems that could result in material delays in product development or commercialization or significantly increase costs. We may be required to commit considerable additional efforts, time and resources to develop production versions of additional products. Our success will depend upon new products meeting targeted product costs and performance, and may also depend upon their timely introduction into the marketplace. There can be no assurance that development of our proposed products will be successfully completed on a timely basis, if at all, that they will meet projected price and performance objectives, satisfactorily perform all of the functions for which they are being designed, or prove to be sufficiently reliable in widespread commercial application. Moreover, there can be no assurance that unanticipated problems will not arise with respect to technologies incorporated into our test kits or that product defects will not become apparent after commercial introduction of our additional test kits. In the event that we are required to remedy defects in any of our products after commercial introduction, the costs to us could be significant, which could have a material adverse effect on our revenues or earnings.

WE FACE SIGNIFICANT COMPETITION IN THE DRUG TESTING MARKET AND POTENTIAL TECHNOLOGICAL OBSOLESCENCE.

         We face competition from other manufacturers of drug test kits such as Roche Diagnostics, Medox Scientific, Inc. and Biosite Diagnostics. These competitors are more well known and have far greater financial resources than us. The markets for drug test kits and related products are highly competitive. There can be no assurance that other companies will not attempt to develop or market products directly competitive with the Rapid Drug Screen product line or Rapid One. We expect other companies to develop technologies or products, which will compete with our products.

POSSIBLE INABILITY TO FIND AND ATTRACT QUALIFIED PERSONNEL.

         We will need additional skilled, sales and marketing, technical and production personnel to grow the business. If we fail to retain our present staff or attract additional qualified personnel our business could suffer.

WE DEPEND ON KEY PERSONNEL TO MANAGE OUR BUSINESS EFFECTIVELY.

         We are dependent on the expertise and experience of our senior management such as Robert L. Aromando Jr., Chief Executive Officer, Stan Cipkowski, President, Douglas Casterlin, Vice President of Operations, Martin Gould, Vice President of Technology and Keith Palmer, Chief Financial Officer, for our future success. The loss of Messrs. Aromando, Cipkowski, Casterlin, Gould and/or Palmer could negatively impact our business and results of operations. We do not maintain key man insurance for any of our management employees.

FAILURE TO EFFECTIVELY MANAGE OUR GROWTH AND EXPANSION COULD ADVERSELY AFFECT OUR BUSINESS AND OPERATING RESULTS.

         We anticipate expansion of our operations in the coming year. Any failure to manage our growth effectively will result in less efficient operations, which could adversely affect our operating and financial results.

To effectively manage our growth, we must, among other things:

         o accurately estimate the number of employees we will require and the areas in which they will be required; o upgrade and expand our office infrastructure so that it is appropriate for our level of activity;

         o manage expansion into additional geographic areas; and o improve and refine our operating and financial systems.

         We expect to devote considerable resources and management time to improving our operating and financial systems to manage our growth. Failure to accomplish any of these objectives would impede our ability to deliver products and services in a timely fashion, fulfill existing customer orders and attract and retain new customers, which impediment would have a material adverse effect on our financial condition and results of operations.

ANY ADVERSE CHANGES IN OUR REGULATORY FRAMEWORK COULD NEGATIVELY IMPACT OUR BUSINESS.

         Approval from the FDA is not required for the sale of the Rapid Drug Screen in the non-clinical market, but it is required for the clinical and over-the-counter markets. Regulatory standards may change in the future and there is no assurance that if, and when, we apply for additional approvals from the FDA they will be granted.

WE RELY ON INTELLECTUAL PROPERTY RIGHTS, AND WE MAY NOT BE ABLE TO OBTAIN PATENT OR OTHER PROTECTION FOR OUR TECHNOLOGY, PRODUCTS OR SERVICES.

         We rely on a combination of patent, copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our proprietary technology, products and services. We also believe that factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements and name recognition are essential to establishing and maintaining our technology leadership position.

         We seek to protect our proprietary products under trade secret and copyright laws, which afford only limited protection. We currently have ten patents relating to the Rapid Drug Screen product line. We have applied for additional patents on the Rapid Drug Screen and for certain trademarks in the United States, South and Central America, European Common Market and Japan. Certain trademarks have been registered and others are pending.

         Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain information that we regard as proprietary. For example, our sales were adversely affected in fiscal 2000 and fiscal 2001 as a result of sales of products similar to ours. We brought a lawsuit to stop these sales and incurred significant expenses in attempting to enforce our patents. In April 2001, we settled with the defendants in this lawsuit. We may be required to incur significant costs to protect our intellectual property rights. In addition, the laws of some foreign countries do not ensure that our means of protecting our proprietary rights in the United States or abroad will be adequate. Policing and enforcement against the unauthorized use of our intellectual property rights could entail significant expenses and could prove difficult or impossible. Additionally, there is no assurance that the additional patents will be granted or that additional trademarks will be registered.

POTENTIAL ISSUANCE AND EXERCISE OF NEW WARRANTS AND EXERCISE OF OUTSTANDING WARRANTS COULD ADVERSELY AFFECT OUR SHARE PRICE.

         In connection with our sale of 1,408,450 common shares for $2,000,000 ($1.42 per share) in a private placement to Seaside Partners, L.P. on April 28, 2000, we issued a 5-year warrant to Seaside to purchase 953,283 common shares of our stock at an exercise price of $1.1689 per share. To settle a penalty owed to Seaside because of a late effective registration statement, we adjusted the exercise price of the 953,283 warrant shares from $1.1689 to $0.95 in February 2001. In May 2001, we issued a 5-year warrant to purchase 200,000 common shares of our stock at an exercise price of $1.50 per share to Brean Murray & Co., Inc. as compensation for their services as a financial advisor. On August 22, 2001, we issued warrants, exercisable during a 54 month period beginning February 22, 2001, to purchase 1,274,500 common shares of our stock at an exercise price of $1.05 per share in connection with the private placement of 2,549,000 shares of common stock. We also issued, on August 22, 2001, warrants, exercisable during a 54 month period beginning February 22, 2001, to purchase a total of 203,920 common shares of our stock at an exercise price of $1.20 per share, of which warrants to purchase 152,940 common shares were issued to Brean Murray & Co., Inc. as compensation for their services as placement agent and warrants to purchase 12,745 common shares were issued to Axiom Capital Management, Inc., warrants to purchase 5,735 common shares were issued to Jeffrey Goldberg, warrants to purchase 16,250 common shares were issued to Barry Zelin, warrants to purchase 16,250 common shares were issued to David L. Jordon; for their services as sub-agents of Brean Murray & Co., Inc.

         The exercise of the Seaside warrant, the Brean Murray Warrants and the Private Placement Warrants and the sale of such shares could have a significant negative impact on the market price of the common shares and could materially impair our ability to raise capital through the future sale of equity securities. The warrants are subject to or contain certain anti-dilution protection that may result in the issuance of additional shares under some circumstances.

SUBSTANTIAL RESALE OF RESTRICTED SECURITIES MAY DEPRESS THE MARKET PRICE OF OUR STOCK.

         There are 7,329,955 common shares presently issued and outstanding as of the date hereof that are "restricted securities" as that term is defined under the Securities Act of 1933, as amended, (the "Securities Act") and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides that a person holding restricted securities for a period of one year or more may, in any three month period, sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to the greater of one percent of the our outstanding common shares or the average weekly trading volume for the prior four weeks. Sales of unrestricted shares by affiliates of the Company are also subject to the same limitation upon the number of shares that may be sold in any three-month period. Investors should be aware that sales under Rule 144 or 144(k), or pursuant to a registration statement filed under the Act, may depress the market price of our Company's securities in any market that may develop for such shares.

WE MAY NEED ADDITIONAL FUNDING FOR OUR EXISTING AND FUTURE OPERATIONS.

         We expect that with the proceeds from our August 2001 private placement offering, our working capital will be sufficient to fund operations for at least 12 months. This estimate is based on certain assumptions and there can be no assurance that unanticipated costs will not be incurred. Future events, including the problems, delays, expenses and difficulties which may be encountered in establishing and maintaining a substantial market for the Rapid Drug Screen product line and Rapid One could make cash on hand insufficient to fund operations. There can be no assurance that we will be able to obtain any necessary financing on terms acceptable to us, if at all. Any financing may result in further dilution to our existing shareholders.

         In addition, we will need to secure mortgage financing by the end of September 2001 to purchase our facility in Kinderhook, New York. We cannot be sure we will be able to secure this mortgage financing. If we are unable to do so, we may be required to vacate this facility. This could have a material adverse affect on our business and results of operations.

OUR ABILITY TO RETAIN AND ATTRACT MARKET MAKERS IS IMPORTANT TO THE CONTINUED TRADING OF OUR STOCK.

         The common shares trade on the Nasdaq SmallCap Market under the symbol "ABMC". In the event that the market makers cease to function as such, public trading in common shares will be adversely affected or may cease entirely.

MANAGEMENT HAS BROAD DISCRETION IN THE WAY WE USE THE NET PROCEEDS FROM THE AUGUST 2001 PRIVATE PLACEMENT.

         Our business plan is subject to change based upon changing conditions and opportunities. The net proceeds from the sale of the securities in the August 2001 private placement have not been allocated for a particular purpose, and our management will have broad discretion over the use of proceeds that we raise in the offering. We intend to use the net proceeds for working capital, settlement of legal fees at a discount and we may also use the net proceeds to make investments in and acquisitions of complementary businesses, products or technologies. You must rely on the judgment of management in the acquisition of the proceeds, and you will not have the opportunity, as part of your investment decisions, to assess whether these proceeds are being used appropriately.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the common shares being sold in this offering. The common shares will be offered and sold by the selling shareholders for their own accounts. If all of the Investor Warrants are exercised, the gross proceeds to us will be approximately $1,338,225. If the all of the Placement Agent Warrants and the Brean Murray Warrants are exercised, the gross proceeds to us will be $544,704. The Placement Agent Warrants and the Brean Murray Warrants may be exercised using a "cashless exercise" feature provided in the selling shareholders' warrant agreements, in which case we would receive no cash proceeds from the exercise of those warrants. We intend to use any such proceeds for working capital and general corporate purposes.

                              SELLING SHAREHOLDERS

         This is an offering, by the selling shareholders named below, of: (a) up to 4,227,420 common shares, par value $0.01 per share, of American Bio Medica Corporation, of which 2,549,000 are common shares of ABMC and 1,678,420 are common shares issuable upon the exercise of common share purchase warrants and
(b) up to 1,274,500 common share purchase warrants. On August 22, 2001, the selling shareholders acquired 2,549,000 common shares at a price of $1.00 per share and 1,274,500 warrants ("Investor Warrants") to purchase one common share at an exercise price of $1.05 per share and 203,920 warrants ("Placement Agent Warrants") to purchase one common share at an exercise price of $1.20 per share, exercisable during a 54 month period beginning on February 22, 2002. In addition, on May 2, 2001, selling shareholders acquired 200,000 warrants ("Brean Murray Warrants") to purchase one common share at an exercise price of $1.50 per share during a five-year period. We are registering the selling shareholders' resale of the common shares and the common shares issuable upon exercise of the common share purchase warrants and the Investor Warrants pursuant to Registration Rights Agreements between the selling shareholders and us. The registration of these securities does not necessarily mean that any of them will be offered or sold by the selling shareholders. The following table sets forth the names of the selling shareholders, the number of common shares beneficially owned by them as of September 24, 2001 (including common shares underlying the Private Placement Warrants), the number of warrants to purchase common shares owned by them as of September 24, 2001, the number of common shares, Investor Warrants and common shares underlying the warrants being offered by each of them pursuant to this Prospectus, and the number and percentage of common shares owned by them after the offering, assuming all shares and warrants offered by them are sold and are sold to third parties:

------------------------------------------------------------------------------------------------------------------------------------
                          NUMBER OF       NUMBER OF       NUMBER OF
                        COMMON SHARES      PURCHASE     COMMON SHARES    NUMBER                    NUMBER OF
                         BENEFICIALLY      WARRANTS     ISSUABLE UPON      OF        NUMBER OF   COMMON SHARES    PERCENTAGE
                            OWNED        BENEFICIALLY    EXERCISE OF     COMMON      PURCHASE    BENEFICIALLY    BENEFICIALLY
  NAME OF SELLING        BEFORE THE     OWNED BEFORE      PURCHASE       SHARES      WARRANTS     OWNED AFTER  OWNED AFTER THE
    SHAREHOLDER           OFFERING      THE OFFERING      WARRANTS      OFFERED(1)    OFFERED    THE OFFERING    OFFERING(2)
------------------------------------------------------------------------------------------------------------------------------------
A. Brean Murray(9)        150,000          75,000          75,000        300,000      75,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
Robert S. Anderson
BSSC Master Def.
Contribution P/S/P(6)     119,300          50,000          50,000        150,000      50,000        19,300             *
------------------------------------------------------------------------------------------------------------------------------------
Dan Suker W.G. Limited    100,000          50,000          50,000        150,000      50,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
Norman C. Fields(11)       41,400          15,000          15,000         45,000      15,000        11,400             *
------------------------------------------------------------------------------------------------------------------------------------
David J. Rochester         10,000          5,000           5,000          15,000       5,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
GR & SA Beachley           25,000          12,500          12,500         37,500      12,500             0             *
------------------------------------------------------------------------------------------------------------------------------------
Brean Murray & Co.,
Inc. Profit Sharing
Plan                      178,700          75,000          75,000        225,000      75,000        28,700             *
------------------------------------------------------------------------------------------------------------------------------------
Barry K. Fingerhut        300,000         150,000         150,000        450,000     150,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
John P. Lyden MD PC
Def. Contribution DTD
3/1/78                     50,000          25,000          25,000         75,000      25,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
E. Thomas Steadman
IRA R/O BSSC               20,000          10,000          10,000         30,000      10,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
E. Thomas Steadman
IRA R/O BSSC Cust.
A/C #2                     20,000          10,000          10,000         30,000      10,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
E. Thomas Steadman
IRA R/O A/C#3 BSSC         20,000          10,000          10,000         30,000      10,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
E. Thomas Steadman
IRA R/O BSSC Cust.
A/C #4                     20,000          10,000          10,000         30,000      10,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
E. Thomas Steadman
IRA R/O A/C#5 BSSC         20,000          10,000          10,000         30,000      10,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
Renee Sands(12)            25,000          12,500          12,500         37,500      12,500             0             *
------------------------------------------------------------------------------------------------------------------------------------
Pequod Investments,
L.P.                      340,000         170,000         170,000        510,000     170,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
Pequod International,
LTD.                      160,000          80,000          80,000        240,000      80,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
Kingsbridge Capital
LTD                       150,000          75,000          75,000        225,000      75,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
M.K. Global
Technology Partners,
L.P.                       25,000          12,500          12,500         37,500      12,500             0             *
------------------------------------------------------------------------------------------------------------------------------------
Aspira Capital
Management, L.P.           75,000          37,500          37,500        112,500      37,500             0             *
------------------------------------------------------------------------------------------------------------------------------------
Benny Lorenzo             200,000         100,000         100,000        300,000     100,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
John F. Murray [7]         74,000          37,000          37,000        111,000      37,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
Keith E. Palmer [8]        25,000          12,500          12,500         37,500      12,500             0             *
------------------------------------------------------------------------------------------------------------------------------------
Selig Zises               150,000          75,000          75,000        225,000      75,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
Eleanor M. Evans(10)       10,000           5,000           5,000         15,000       5,000             0             *
------------------------------------------------------------------------------------------------------------------------------------
Brean Murray & Co.,
Inc. (5)                        0         352,940(3)      352,940(3)     352,940           0             0             *
------------------------------------------------------------------------------------------------------------------------------------
David L. Jordon(5)        350,000(14)     166,250(15)     166,250(15)    466,250(13)       0        50,000             *
------------------------------------------------------------------------------------------------------------------------------------
Barry Zelin(5)                  0          16,250(4)       16,250         16,250           0             0             *
------------------------------------------------------------------------------------------------------------------------------------
Axiom Capital
Management(5)                   0          12,745(4)       12,745         12,745           0             0             *
------------------------------------------------------------------------------------------------------------------------------------
Jeffrey Goldberg(5)             0           5,735(4)        5,735          5,735           0             0             *
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents all of the common shares and common shares issuable upon exercise of warrants to purchase common shares.

(2) Based on 17,995,548 common shares outstanding as of July 31, 2001. Assuming all shares offered by this Prospectus are sold and are sold to third parties.

(3) Warrants to purchase 152,940 common shares issued in consideration of Brean Murray & Co., Inc.'s services as exclusive placement agent in the August 2001 private placement and warrants to purchase 200,000 common shares in consideration of Brean Murray & Co., Inc.'s services as a financial advisor.

(4) Issued in consideration of services as sub-agents for Brean Murray & Co., Inc. in the August 2001 private placement.

(5) In May 2001, we engaged Brean Murray & Co., Inc. to provide financial advisory services to us for a term of one year unless earlier terminated by the parties. Under this agreement, we agreed to issue to Brean Murray & Co., Inc. a 5 year warrant to purchase 200,000 common shares at an exercise price of $1.50 per share plus reasonable out-of-pocket expenses for its services under this agreement.

     Pursuant to an engagement letter between us and Brean Murray & Co., Inc., dated June 4, 2001, we engaged Brean Murray & Co., Inc. Pursuant to this letter, Brean Murray & Co., Inc. received for its services (1) $178,430 as a placement agent fee, and (2) warrants to purchase 152,940 common shares at an exercise price of $1.20 per share, David L. Jordon received warrants to purchase 16,250 common shares at an exercise price of $1.20 per share, Barry Zelin received warrants to purchase 16,250 common shares at an exercise price of $1.20 per share, Axiom Capital Management received warrants to purchase 12,745 common shares at an exercise price of $1.20 per share and Jeffrey Goldberg received warrants to purchase 5,735 common shares at an exercise price of $1.20 per shares, exercisable during the 54 month period beginning on February 22, 2002 for their services as sub-agents to Brean Murray & Co., Inc. The Brean Murray & Co., Inc. Profit Sharing Plan purchased common shares in our August 2001 private placement of our common shares.

(6) Robert S. Anderson is a Senior Vice President of Brean Murray & Co., Inc. Brean Murray & Co., Inc was the exclusive placement agent in the August 2001 private placement.

(7) John F. Murray was our Chief Financial Officer and Treasurer from November 1997 until October 2000 and was one of our directors from June 1995 until April 2000. Mr. Murray is also the beneficial owner of options to purchase a total of 255,000 common shares of the Company as follows: 10,000 options at an exercise price of $3.00 expiring August 29, 2002, 20,000 options at an exercise price of $3.00 expiring February 17, 2003, 100,000 options at an exercise price of $3.00 expiring August 18, 2003 and 125,000 options at an exercise price of $2.50 expiring November 22, 2009.

(8) Keith E. Palmer has been our Chief Financial Officer, Executive Vice President of Finance and Treasurer since October 2000. Mr. Palmer is also the beneficial owner of options to purchase a total of 100,000 common shares of the Company as follows: 41,500 options at an exercise price of $0.94 expiring April 25, 2006, 30,500 options at an exercise price of $0.94 expiring April 30, 2006, and 28,000 options at an exercise price of $0.94 expiring January 10, 2011.

(9) A. Brean Murray is the President and Chief Executive Officer of Brean Murray & Co., Inc., an investment banking company that is a wholly-owned subsidiary of BMI Holding Co. A. Brean Murray owns 65.19% of the outstanding voting stock of BMI Holding Co., and his wife owns 17.78% of the outstanding voting stock of BMI Holding Co. Brean Murray & Co., Inc. has provided financial advisory services to us since May 2001.

(10) Eleanor Evans is a relative of David Evans, Esq., who provides legal services to us related to human resource issues.

(11) Norman Fields is a managing director of Brean Murray & Co., Inc. Brean Murray & Co., Inc. was the exclusive placement agent in our August 2001 private placement of our common shares.

(12) Renee Sands is a relative of A. Brean Murray, the President and Chief Executive Officer of Brean Murray & Co., Inc., the exclusive placement agent in our August 2001 private placement of our common shares.

(13) Includes 16,250 common shares issuable upon exercise of Placement Agent Warrants and 150,000 common shares issuable upon exercise of Investor Warrants and 300,000 common shares.

(14) 50,000 common shares registered to Madelyn Jordon, who is David L. Jordon's spouse.

(15) Includes 16,250 Placement Agent Warrants issued in consideration of services as sub-agents for Brean Murray & Co., Inc. in the August 2001 private placement.

*    Less than 1% of the outstanding common shares


         Except for being holders of our common shares and common share purchase warrants listed in the table above, none of the other selling shareholders has had any position, office, or other material relationship with us in the past three years.


                              PLAN OF DISTRIBUTION

         The selling shareholders, or their pledgees, donees, transferees or other successors in interest, may offer the securities covered by this Prospectus to the public or otherwise from time to time. We are registering the selling shareholders' resale of these securities pursuant to Registration Rights Agreements between the selling shareholders and us. Pursuant to these agreements, we have agreed to keep the registration statement related to this Prospectus effective for two years. The registration of these securities does not necessarily mean that any of them will be offered or sold by the selling shareholders. The selling shareholders have informed us that any or all of the securities covered by this Prospectus may be sold to purchasers directly by the selling shareholders, or their pledgees, donees, transferees or other successors in interest, or on their behalf through brokers, dealers or agents in private or market transactions, which may involve crosses or block transactions. In connection with any sales, the selling shareholders and any brokers, dealers or agents participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of securities by them and any discounts, concessions or commissions received by any brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         The sales may be made, from time to time, in The Nasdaq Stock Market, on any stock exchange, in the over-the-counter market, in privately negotiated transactions or otherwise at prices prevailing in such market, at prices related to market prices or at negotiated or fixed prices. In effecting sales, the selling shareholders may engage brokers, dealers and agents, and they may arrange for other brokers, dealers or agents to participate. Brokers, dealers and agents will receive usual and customary commissions, concessions or discounts from the selling shareholders in amounts to be negotiated, and, if the broker, dealer or agent acts as agent for the purchaser of the common shares, from the purchaser.

         Brokers, dealers or agents may agree with the selling shareholders to sell a specified number of securities at a stipulated price per share, and, to the extent such broker, dealer or agent is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold securities at the price required to fulfill the broker's, dealer's or agent's commitment to the selling shareholder. Brokers, dealers or agents who acquire the securities as principal may resell those securities from time to time in transactions, which may involve crosses and block transactions and which may involve sales to and through other brokers, dealers or agents, including transactions of the nature described above in The Nasdaq Stock Market, on any stock exchange, in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to market prices or at negotiated or fixed prices., and in connection with these resales may pay to or receive from the purchasers of securities commissions, concessions or discounts as described above.

         We are bearing all of the costs relating to the registration of the securities. Any commissions, concessions, discounts, or other fees payable to a broker, dealer, agent or market maker in connection with any sale of securities will be borne by the selling shareholder. We estimate that our total expenses of this offering, other than such commissions, concessions, discounts or other fees, will be approximately $55,000. We will not receive any of the proceeds from the sale of the securities by the selling shareholders. We will receive gross proceeds of up to $1,338,225 if all of the Investor Warrants are exercised. If the all of the Placement Agent Warrants and the Brean Murray Warrants are exercised, the gross proceeds to us will be $544,704. The Placement Agent Warrants and the Brean Murray Warrants may be exercised using a "cashless exercise" feature provided in the Placement Agent warrant agreements, in which case we would receive no cash proceeds from the exercise of those warrants. We have agreed to indemnify the selling shareholders or contribute to losses arising out of certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act. The selling shareholders have agreed to a similar indemnification of us.

         We have informed the selling shareholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to purchases and sales of securities by the selling shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the securities. We have also advised the selling shareholders that if a particular offer of securities is to be made on terms constituting a material change from the information described in this "Plan of Distribution" section of the Prospectus, then, to the extent required, a Prospectus Supplement must be distributed setting forth such terms and related information as required.

                                  LEGAL MATTERS

         The validity of the common shares and Investor Warrants offered by this prospectus has been passed upon for us by Tuczinski, Burstein & Collura, P.C., 90 State Street, Albany, New York 12207.


                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended April 30, 2001, have been audited by Richard A. Eisner & Company, LLP, independent auditors, as stated in their report (which report includes an explanatory paragraph that states the Company has experienced recurring net losses and negative cash flows from operations that raise substantial doubt about the Company's ability to continue as a going concern) which is incorporated in this Prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                       DOCUMENTS INCORPORATED BY REFERENCE

         This Prospectus incorporates documents by reference that are not presented in or delivered with it. The following documents, which we have filed with the SEC, are incorporated by reference into this Prospectus:

         - Our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2001

         - Our Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 2001.

         -  Our Proxy Statement for our Fiscal 2002 Annual Meeting of
            Shareholders.

         - The description of our common shares in our prospectus included in our registration statement filed with the Securities and Exchange Commission on November 21, 1996, on Form 10-SB under the caption "Description of Securities" on page 18 of the prospectus and incorporated by reference into any reports filed for the purpose of updating such description.

         In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus but before termination of this offering are deemed to be incorporated by reference into this Prospectus and will constitute a part of this Prospectus form the date of filing of those documents.

         The documents incorporated by reference into this Prospectus are available from us upon request. We will provide to each person, including any beneficial owner, to whom this Prospectus is delivered, at no cost to the requester, upon your written or oral request, a copy of all of the information that is incorporated in this Prospectus by reference, except for exhibits unless the exhibits are specifically incorporated by reference into this prospectus. Please submit your requests for any of such documents to: American Bio Medica Corporation, 122 Smith Road, Kinderhook, New York 12106, Attn: Melissa A. Decker, Assistant Secretary, (800) 227-1243.

                         AMERICAN BIO MEDICA CORPORATION
                                     Part II
                     Information Not Required in Prospectus



Item 14. Other Expenses Of Issuance And Distribution

         The expenses payable by us in connection with the issuance and distribution of the securities are estimated as follows:

                                         AMOUNT
                                       ---------
         SEC Registration Fee          $   1,300
         Legal Fees and Expenses       $  45,000
         Accounting                    $   5,000
         Transfer Agent Fees           $   1,000
         Miscellaneous                 $   2,700

         Total:                        $  55,000
                                       =========


Item 15. Indemnification of Directors and Officers

         Under the New York Business Corporation Law ("NYBCL"), a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of; or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for that portion of the settlement amount and expenses as the court deems proper.

         The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws, or when authorized by (i) such certificate of incorporation or by-laws; (ii) a resolution of shareholders; (iii) a resolution of directors; or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Item 16. Exhibits

         See Exhibit List on page E-1.

Item 17. Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, ABMC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ABMC of expenses incurred or paid by a director, officer or controlling person of ABMC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The Company will:

(a) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

(b) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(c) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Kinderhook and State of New York on September 26, 2001.


                                                 AMERICAN BIO MEDICA CORPORATION
                                                 (Registrant)


                                                 By: /s/ Stan Cipkowski
                                                     ---------------------------
                                                     Stan Cipkowski
                                                     President


                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of American Bio Medica Corporation whose signature appears below hereby appoints Stan Cipkowski and Keith E. Palmer, and each of them, as true and lawful attorney-in-fact for the undersigned with full power of substitution, to execute in his name and on his behalf in each capacity stated below, any and all amendments (including post-effective amendments) to this registration statement as the attorney-in-fact shall deem appropriate, and to cause to be filed any such amendment (including exhibits thereto and other documents in connection therewith) to this registration statement with the Securities and Exchange Commission, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue herewith.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 26, 2001:


         Signature                                     Title
         ---------                                     -----

/s/ Stan Cipkowski                       President and Director
--------------------------------
Stan Cipkowski


/s/ Robert L. Aromando Jr.               Chief Executive Officer and Chairman of
--------------------------------         the Board of Directors
Robert L. Aromando Jr.


/s/ Edmund Jaskiewicz                    Secretary and Director
--------------------------------
Edmund Jaskiewicz


/s/ Gerald Moore                         Director
--------------------------------
Gerald Moore


/s/ Denis O'Donnell, M.D.                Director
--------------------------------
Denis O'Donnell, M.D.


/s/Keith E. Palmer                       Chief Financial Officer
--------------------------------         (Principal Financial Officer)
Keith E. Palmer

American Bio Medica Corporation
Index to Exhibits


Number                              Description of Exhibits

 3.5 Bylaws of American Bio Medica Corporation, filed as the exhibit number listed to the Company's 10-KSB filed on November 21, 1996 and incorporated herein by reference

 3.6 Fifth Amendment to the Certificate of Incorporated, filed as the exhibit number listed to the Company's Form SB-2 filed on May 20, 1998 and incorporated herein by reference

 4.6 Fiscal 1997 Nonstatutory Stock Option Plan, filed as part of the Company's Proxy Statement for its Fiscal 1997 Annual Meeting of Shareholders and incorporated herein by reference

 4.14 Fiscal 1998 Nonstatutory Stock Option Plan, filed as part of the Company's Proxy Statement for its Fiscal 1998 Annual Meeting of Shareholders and incorporated herein by reference

 4.15 Fiscal 2000 Nonstatutory Stock Option Plan, filed as part of the Company's Proxy Statement for its Fiscal 2000 Annual Meeting of Shareholders and incorporated herein by reference

 4.17 Fiscal 2001 Nonstatutory Stock Option Plan, filed as part of the Company's Proxy Statement for its Fiscal 2002 Annual Meeting of Shareholders and incorporated herein by reference

 4.2* Investor Registration Rights Agreement, dated August 22, 2001, among American Bio Medica Corporation and the investors

 4.3* Placement Agent Registration Rights Agreement, dated August 22, 2001, among American Bio Medica Corporation and the placement agent and its sub-agents

 4.4* Form of Warrant Agreement and Warrant among American Bio Medica Corporation and the investors

 4.5* Form of Warrant Agreement and Warrant among American Bio Medica Corporation and the placement agent and its sub-agents

 5.1*    Opinion and Consent of Tuczinski, Burstein & Collura, P.C.

 10.11 Financial Advisory Agreement dated May 2, 2001 by and between Brean Murray & Co., Inc. and the Company, filed as an exhibit to the Company's Form 10-KSB filed on August 13, 2001 and incorporated herein by reference

 23.1*   Consent of Richard A. Eisner & Company, LLP

 23.2*   Consent of Tuczinski, Burstein & Collura. P.C. (contained in Exhibit
         5.1)

 24.1*   Powers of Attorney (included on page S-1)


-------------------------------------------
* Filed with this registration statement.

EXHIBIT 5.1
                                {TBC Letterhead}

                                                              September 25, 2001


American Bio Medica Corporation
122 Smith Road
Kinderhook, New York 12106


         Re: Form S-3 Registration Statement


Ladies and Gentlemen:

         We have acted as counsel for American Bio Medica Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of (a) 4,227,420 common shares ("Shares"), par value $0.01 per share, of the Company, of which 2,549,000 are common shares of ABMC and 1,678,420 are common shares issuable upon the exercise of common share purchase warrants ("Shares") and (b) up to 1,274,500 common share purchase warrants ("Warrants").

         We have reviewed the corporate proceedings with respect to the authorization of the issuance of the Shares and the Warrants. We have also reviewed such questions of law, as we have deemed necessary and appropriate for the purposes of rendering the opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural person and with respect to all parties to agreements or instruments relevant hereto other than Company, that such parties had the requisite power and authority (corporate or otherwise), to execute and deliver such agreements or instruments and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

         Based on the foregoing, it is our opinion that the Shares, including the common shares issuable upon exercise of the Warrants, and Warrants, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         Our opinion expressed above is limited solely to the Business Corporation Law of the State of New York ("BCL"), and the federal laws of the United States of America, in each case to the extent that the same may apply to or govern such opinion, and we express no opinion as to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             Tuczinski, Burstein & Collura, P.C.

                                             By: /s/ Richard L. Burstein
                                                 -------------------------------
                                                 Richard L. Burstein

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 20, 2001 (with respect to Note B and Note L[5], July 23, 2001; with respect to the last paragraph of Note J[3], July 18,
2001), incorporated by reference in the Annual Report on Form 10-KSB of the Company for the year ended April 30, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Our report contains an explanatory paragraph that states that the Company has experienced recurring net losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Richard A. Eisner & Company, LLP


New York, New York
September 25, 2001

Exhibit 4.2  Investor Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of August 22, 2001, by and among American Bio Medica Corporation, a New York corporation (the "Company"), and the persons signing the signature page of this Agreement who have entered into Subscription Agreements, dated August 2001, to purchase the Company's common stock (the "Shareholders").

                                    RECITALS

         A. Pursuant to Subscription Agreements, dated August 2001 (the "Subscription Agreements"), the Shareholders have purchased shares (the "Common Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), and warrants (the "Common Stock Warrants") entitling the holders thereof to purchase the number of shares (the "Warrant Shares") of Common Stock as set forth therein.

         B. To induce the Shareholders to purchase Common Shares and Common Stock Warrants, the Company has agreed to provide the Shareholders with certain registration rights described herein.

         THEREFORE, in consideration of the promises and the mutual covenants and agreements contained in the Subscription Agreements and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

             Person. An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

             Prospectus. The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, including post-effective amendments and all material incorporated by reference in the prospectus.

             Registration Statement. Any registration statement of the Company which covers any of the Registrable Securities (as defined in Section 2 hereof) pursuant to the provisions of this Agreement, including the registration statement and amendments and post-effective amendments thereto, the Prospectus and supplements therein, all exhibits and all material incorporated by reference in the registration statement.

             SEC. The U.S. Securities and Exchange Commission.

             Securities Act. The Securities Act of 1933, as amended.

             Shares. The Common Shares and the Warrant Shares.

         2. Securities Subject to this Agreement. The securities entitled to the benefit of this Agreement are all the Shares and the Common Stock Warrants (the "Registrable Securities"); provided, however, that the Shares and the Common Stock Warrants shall be Registrable Securities only for so long as the Shares and the Common Stock Warrants continue to be Restricted Securities. For purposes of this Agreement, the Shares and the Common Stock Warrants shall be Restricted Securities as of the date of this Agreement. The Shares and the Common Stock Warrants shall cease to be Restricted Securities when (1) the Company has effectively registered the Shares and the Common Stock Warrants under the Securities Act and the Shareholders who own the Shares and the Common Stock Warrants, have disposed of the Shares and the Common Stock Warrants in accordance with the Registration Statement covering the Shares and the Common Stock Warrants, (2) the Shareholders who own Shares and Common Stock Warrants, shall be eligible to sell the Shares and the Common Stock Warrants to the public in accordance with all applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act, or such Shares and Common Stock Warrants may be sold pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, and are freely tradable after such sale by the transferee, (3) the Shareholders have otherwise transferred the Shares and the Common Stock Warrants (except as otherwise provided in Section 7(h) hereof), or (4) such Shares or Common Stock Warrants shall have ceased to be outstanding.

         3.  Registration of Registrable Securities. On or before the later of
(i) August 15, 2001 or (ii) the thirtieth business day after the date American Bio Medica issues Common Shares and Common Stock Warrants, the Company will use its best efforts to cause a Registration Statement to be filed with the SEC covering the Registrable Securities. The Company shall also use its commercially reasonable efforts to cause such Registration Statement to become effective within 45 days after such filing (or 90 days if reviewed by the Staff of the SEC) and, subject to the provisions of Section 2 hereof, remain effective until two years after the last date Common Shares and Common Stock Warrants are issued to such Shareholders pursuant to the Subscription Agreements.

         4.  Registration Procedures.

             (a) The Company shall:

                 (i) furnish to the Shareholders, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including those incorporated by reference);

                 (ii) deliver to the Shareholders, without charge, as many
             copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as they may reasonably request, but only while the Company is required to cause the Registration Statement to remain effective;

                 (iii) prior to any public offering of Registrable Securities, register or qualify or cooperate with the Shareholders and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities laws of the various states (the "Blue Sky Laws") and do any and all other acts or things reasonably necessary or advisable to effect the registration or qualification of the Registrable Securities covered by the Registration Statement in the various states; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to taxation or service of process in suits other than those arising out of the offer or sale of the securities covered by such Registration Statement in any jurisdictions where it is not now so subject;

                 (iv) cooperate with the Shareholders to prepare and deliver timely certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and issue the Registrable Securities in the denominations and register them in the names the

             Shareholders may request at least two (2) business days prior to any sale of Registrable Securities;

                 (v) use its best efforts to cause a Notification Form for
             Listing of Additional Shares to be filed with The Nasdaq Stock Market with respect to the Registrable Securities being registered or to cause similar required forms to be filed with the market on which similar securities issued by the Company are then listed or traded; and

                 (vi) make available to the Shareholders and any attorney or accountant retained by the Shareholders for inspection all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information that the participating Shareholders, the Shareholders' representatives, attorneys or accountants may reasonably request in connection with the registration; provided, that such Persons shall keep confidential any records, information or documents that the Company designates as confidential unless a court or administrative agency requires the disclosure of the records, information or documents.

             (b) Each of the Shareholders agrees to furnish the Company with any information regarding the Shareholders and the distribution of the Registrable Securities as the Company may from time to time reasonably request.

             (c) The Shareholders agree that, upon receipt of any notice from the Company of the happening of any of the following: (i) the SEC's issuance of any stop order denying or suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (ii) the Company's receipt of any stop order denying registration or suspending the qualification of the Registrable Securities for sale or the initiation or threatening of any proceeding for such purpose, or (iii) the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated by reference therein untrue or which requires any change in the Registration Statement, the Prospectus or any document incorporated by reference therein to make the statements not include an untrue statement of material fact or not omit any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Shareholders shall discontinue the disposition of Registrable Securities until the Shareholders receive a supplemented or amended Prospectus from the Company or until the Company advises the Shareholders in writing that the participating Shareholders may resume the use of the Prospectus, and have received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If the Company so directs, the Shareholders will deliver to the Company all copies, other than permanent file copies then in the Shareholders' possession, of the Prospectus covering the Registrable Securities at the time the Shareholders received the notice.

         5. Registration Expenses. Regardless of when the Registration Statement becomes effective, the Company shall bear all costs and expenses incident to the Company's performance of, or compliance with, this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with the Blue Sky Laws, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company, all independent certified public accountants of the Company, and fees and expenses of other Persons retained by the Company relating to the distribution of the Registrable Securities (all such expenses being called "Registration Expenses"). The participating Shareholders shall in all cases bear all discounts, fees or commissions incident to the sale of the Shareholders' Registrable Securities and any fees of any attorney or accountant retained by any of the Shareholders.

         6.  Indemnification.

             (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Shareholders against all losses, claims, damages, liabilities and expenses, joint or several, to which the Shareholders may become subject under the Securities Act or any state securities law, or any rule or regulation promulgated under the Securities Act or otherwise which arise out of, or are caused by, the Company's violation of the Securities Act or any state securities laws, or any rule or regulation promulgated under the Securities Act, including, but not limited to, any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or in any application or other request that the Company files, including any application or request filed under the Blue Sky Laws, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon an untrue or alleged untrue statement or omission or alleged omission so made which is contained in information furnished to the Company by any of the Shareholders expressly for use therein or by any Shareholder's failure to deliver a copy of the Registration Statement or Prospectus after the Company has furnished the participating Shareholders with a copy of the same. The Company will reimburse the Shareholders for any legal or other expense the Shareholders reasonably incur in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. The Company will also indemnify the selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Shareholders, if requested.

             (b) Indemnification by the Shareholders. In connection with any Registration Statement in which any Shareholder's Registrable Securities are registered and sold, the participating Shareholders shall furnish to the Company the information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agree, jointly and severally, to indemnify and hold harmless, to the full extent permitted by law, the Company, its officers directors and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement, Prospectus, preliminary Prospectus or any application filed under the Blue Sky Laws or necessary to make the statements therein not misleading, to the extent, but only to the extent, that the untrue statement or omission is contained in any information or affidavit so furnished by the Shareholder to the Company specifically for inclusion in the Registration Statement, Prospectus or application filed under the Blue Sky Laws. The Company shall be entitled to receive indemnities from selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished by the Persons specifically for inclusion in any Prospectus or Registration Statement.

             (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (1) promptly notify the indemnifying party of any claim with respect to which it seeks indemnification and
         (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of the claim, but the fees and expenses of the counsel shall be at the expense of the Person unless (A) the indemnifying party has agreed to pay the fees or expenses, (B) the indemnifying party shall have failed to assume the defense of the claim and employ counsel reasonably satisfactory to the Person, or (C) in the reasonable judgment of the Person, based upon advice of its counsel, a conflict of interest may exist between the Person and the indemnifying party with respect to the claims (in which case, if the Person notifies the indemnifying party in writing that the Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of the claim on behalf of the Person). The indemnifying party will not be subject to any liability for any settlement made without its consent. The indemnifying party, however, may not unreasonably withhold its consent. No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement which does not include as an unconditional term the claimant's or plaintiff's release of the indemnified party from all liability in respect to the claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

             (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage liability or expense in the proportion as is appropriate to reflect (1) the relative benefits received by the indemnified party and the indemnifying party, (2) the relative fault of the indemnified party and the indemnifying party, and
         (3) any other relevant equitable considerations.

             (e) The indemnities provided in this Section 6 shall survive the Shareholders' transfer of any Registrable Securities.

         7.  Miscellaneous.

             (a) Other Agreements. The Shareholders acknowledge that the Company has granted registration rights to others and the rights granted in this Agreement are subject to those rights already granted.

             (b) Amendments and Waivers. No amendment, modification, supplement or waiver of any provision of this Agreement is binding on any party unless the party consents in writing thereto.

             (c) Notices. Any notice or other communication required or which may be given under this Agreement shall be in writing and either delivered personally to the addressee, telegraphed, telecopied or telexed to the addressee, sent by overnight courier to the addressee or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telecopied or telexed to the addressee, or, if sent by overnight courier, on the day delivery is guaranteed by such courier, or, if mailed, three business days after the date of mailing, as follows:

                 (i) to the Shareholders, at the most current address given by the Shareholders to the Company pursuant to the Subscription Agreements or otherwise.

                 (ii)  To American Bio Medica at:

                       American Bio Medica Corporation
                       122 Smith Road
                       Kinderhook, New York 12106
                       Attention:  President

                       With a copy to:

                       Fulbright & Jaworski L.L.P.
                       666 Fifth Avenue
                       New York, New York 10103
                       Attention: Neil Gold, Esq.

         Any of the foregoing may change its address for notices by notice to the other parties.

             (d) Governing Law and Forum. The laws of the State of New York shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of, or relating to, this Agreement (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law). The parties acknowledge that the United States District Court for the Southern District of New York or the New York Supreme Court for the County of Columbia shall have exclusive jurisdiction over any case or controversy arising out of, or relating to, this Agreement and that all litigation arising out of, or relating to, this Agreement shall be commenced in the United States District Court for the Southern District of New York or in the Columbia County (New York) Supreme Court. Each of the parties consents to be subject to personal jurisdiction of the courts of New York, including the federal courts in New York.

             (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             (f) Interpretation. The Section headings contained in this Agreement are for the purposes of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

             (g) Severability. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity shall have no effect on the other provisions of this Agreement, and all other provisions of this Agreement shall remain valid, operative and enforceable.

             (h) Assignment. The rights granted to the Shareholders pursuant to this Agreement shall not be assignable without the written consent of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                 AMERICAN BIO MEDICA CORPORATION


                                                 By: /s/ Stan Cipkowski
                                                     ---------------------------
                                                     Stan Cipkowski
                                                     President




INVESTORS

/s/ A. Brean Murray
----------------------------------------

/s/ Robert S, Anderson
----------------------------------------

Dan Suker W.G. Limited
/s/ A.S. Corlett
----------------------------------------
Its: Director

/s/ Norman C. Fields
----------------------------------------

/s/ David J. Rochester
----------------------------------------

/s/ G.R. Beachley
----------------------------------------

/s/ S.A. Beachley
----------------------------------------

Brean Murray & Co., Inc. Profit Sharing Plan
/s/ A. Brean Murray
----------------------------------------
Its: President & Chief Executive Officer

/s/ Barry K. Fingerhut
----------------------------------------

/s/ David L. Jordon
----------------------------------------

/s/ John P. Lyden, MD
----------------------------------------

/s/ E. Thomas Steadman
----------------------------------------

/s/ Renee Sands
----------------------------------------

Pequod Investments, L.P.
/s/ Jonathan Gallen
----------------------------------------
Its: General Partner

Pequod International, LTD.
/s/ Jonathan Gallen
----------------------------------------
Its: Investment Advisor

Kingsbridge Capital, LTD.
/s/ Adam Gurney
----------------------------------------
Its: Director

M.K. Global Technology Partners, L.P.
/s/ Benny Lorenzo
----------------------------------------
B.L. Capital Corp.
Its: President & CEO

Aspira Capital Management, L.P.
/s/ Benny Lorenzo
----------------------------------------
B.L. Capital Corp.
Its: President & CEO

/s/ Benny Lorenzo
----------------------------------------

/s/ John F. Murray
----------------------------------------

/s/ Keith E. Palmer
----------------------------------------

/s/ Selig Zises
----------------------------------------

/s/ Eleanor M. Evans
----------------------------------------

Exhibit 4.3 Placement Agent Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of August 22, 2001, by and among American Bio Medica Corporation, a New York corporation (the "Company"), and the persons signing the signature page of this Agreement who have acted as placement agent or sub-agents (the "Placement Agents") in connection with the August 2001 private placement of the Company's common shares.

                                    RECITALS

         A. Pursuant to an engagement letter (the "Engagement Letter"), dated June 4, 2001, the Placement Agents have been issued warrants (the "Common Stock Warrants") entitling the holders thereof to purchase the number of shares (the "Warrant Shares") of Common Stock as set forth therein.

         B. The Company has agreed to provide the Placement Agents with certain registration rights described herein.

         THEREFORE, in consideration of the promises and the mutual covenants and agreements contained in the Engagement Letter and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

             Person. An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

             Prospectus. The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, including post-effective amendments and all material incorporated by reference in the prospectus.

             Registration Statement. Any registration statement of the Company which covers any of the Registrable Securities (as defined in Section 2 hereof) pursuant to the provisions of this Agreement, including the registration statement and amendments and post-effective amendments thereto, the Prospectus and supplements therein, all exhibits and all material incorporated by reference in the registration statement.

             SEC. The U.S. Securities and Exchange Commission.

             Securities Act. The Securities Act of 1933, as amended.

             Shares. The Common Shares and the Warrant Shares.

         2. Securities Subject to this Agreement. The securities entitled to the benefit of this Agreement are all the Common Shares issuable upon exercise of the Common Stock Warrants (the "Registrable Securities"); provided, however, that the Common Shares issuable upon exercise of the Common Stock Warrants shall be Registrable Securities only for so long as the Common Shares continue to be Restricted Securities. For purposes of this Agreement, the Common Shares issuable upon exercise of the Common Stock Warrants shall be Restricted Securities as of the date of this Agreement. The Common Shares issuable upon exercise of the Common Stock Warrants shall cease to be Restricted Securities when (1) the Company has effectively registered the Common Shares issuable upon exercise of the Common Stock Warrants under the Securities Act and the Placement Agents who own the Common Shares issuable upon the exercise of the Common Stock Warrants, have disposed of the Common Shares issuable upon exercise of the Common Stock Warrants in accordance with the Registration Statement covering the Common Shares issuable upon exercise of the Common Stock Warrants, (2) the Placement Agents who own Common Shares issuable upon the exercise of the Common Stock Warrants, shall be eligible to sell the Common Shares issuable upon exercise of the Common Stock Warrants to the public in accordance with all applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act, or such Common Shares issuable upon the exercise of the Common Stock Warrants may be sold pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, and are freely tradable after such sale by the transferee, (3) the Placement Agents have otherwise transferred the Common Shares issuable upon the exercise of the Common Stock Warrants (except as otherwise provided in Section (h) hereof), or (4) such Common Shares issuable upon the exercise of the Common Stock Warrants shall have ceased to be outstanding.

         3.  Registration of Registrable Securities. On or before the later of
(i) August 15, 2001 or (ii) the thirtieth business day after the date American Bio Medica issues the Common Stock Warrants, the Company will use its best efforts to cause a Registration Statement to be filed with the SEC covering the Registrable Securities. The Company shall also use its commercially reasonable efforts to cause such Registration Statement to become effective within 45 days after such filing (or 90 days if reviewed by the Staff of the SEC) and, subject to the provisions of Section 2 hereof, remain effective until two years after the last date Common Shares issuable upon the exercise of the Common Stock Warrants are issued to such Placement Agents pursuant to the Engagement Letter.

         4.  Registration Procedures.

             (a) The Company shall:

                 (i) furnish to the Placement Agents, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including those incorporated by reference);

                 (ii) deliver to the Placement Agents, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as they may reasonably request, but only while the Company is required to cause the Registration Statement to remain effective;

                 (iii) prior to any public offering of Registrable Securities, register or qualify or cooperate with the Placement Agents and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities laws of the various states (the "Blue Sky Laws") and do any and all other acts or things reasonably necessary or advisable to effect the registration or qualification of the Registrable Securities covered by the Registration Statement in the various states; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to taxation or service of process in suits other than those arising out of the offer or sale of the securities covered by such Registration Statement in any jurisdictions where it is not now so subject;

                 (iv) cooperate with the Placement Agents to prepare and deliver timely certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and issue the Registrable Securities in the denominations and register them in the names the Placement Agents may request at least two (2) business days prior to any sale of Registrable Securities;

                 (v) use its best efforts to cause a Notification Form for
             Listing of Additional Shares to be filed with The Nasdaq Stock Market with respect to the Registrable Securities being registered or to cause similar required forms to be filed with the market on which similar securities issued by the Company are then listed or traded; and

                 (vi) make available to the Placement Agents and any attorney or accountant retained by the Placement Agents for inspection all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information that the participating Placement Agents, the Placement Agents' representatives, attorneys or accountants may reasonably request in connection with the registration; provided, that such Persons shall keep confidential any records, information or documents that the Company designates as confidential unless a court or administrative agency requires the disclosure of the records, information or documents.

             (b) Each of the Placement Agents agree to furnish the Company with any information regarding the Placement Agents and the distribution of the Registrable Securities as the Company may from time to time reasonably request.

             (c) The Placement Agents agree that, upon receipt of any notice from the Company of the happening of any of the following: (i) the SEC's issuance of any stop order denying or suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (ii) the Company's receipt of any stop order denying registration or suspending the qualification of the Registrable Securities for sale or the initiation or threatening of any proceeding for such purpose, or (iii) the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated by reference therein untrue or which requires any change in the Registration Statement, the Prospectus or any document incorporated by reference therein to make the statements not include an untrue statement of material fact or not omit any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Placement Agents shall discontinue the disposition of Registrable Securities until the Placement Agents receive a supplemented or amended Prospectus from the Company or until the Company advises the Placement Agents in writing that the participating Placement Agents may resume the use of the Prospectus, and have received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If the Company so directs, the Placement Agents will deliver to the Company all copies, other than permanent file copies then in the Placement Agents' possession, of the Prospectus covering the Registrable Securities at the time the Placement Agents received the notice.

         5. Registration Expenses. Regardless of when the Registration Statement becomes effective, the Company shall bear all costs and expenses incident to the Company's performance of, or compliance with, this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with the Blue Sky Laws, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company, all independent certified public accountants of the Company, and fees and expenses of other Persons retained by the Company relating to the distribution of the Registrable Securities (all such expenses being called "Registration Expenses"). The participating Placement Agents shall in all cases bear all discounts, fees or commissions incident to the sale of the Placement Agents' Registrable Securities and any fees of any attorney or accountant retained by any of the Placement Agents.

         6.  Indemnification.

             (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Placement Agents against all losses, claims, damages, liabilities and expenses, joint or several, to which the Placement Agents may become subject under the Securities Act or any state securities law, or any rule or regulation promulgated under the Securities Act or otherwise which arise out of, or are caused by, the Company's violation of the Securities Act or any state securities laws, or any rule or regulation promulgated under the Securities Act, including, but not limited to, any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or in any application or other request that the Company files, including any application or request filed under the Blue Sky Laws, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon an untrue or alleged untrue statement or omission or alleged omission so made which is contained in information furnished to the Company by any of the Placement Agents expressly for use therein or by any Shareholder's failure to deliver a copy of the Registration Statement or Prospectus after the Company has furnished the participating Placement Agents with a copy of the same. The Company will reimburse the Placement Agents for any legal or other expense the Placement Agents reasonably incur in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. The Company will also indemnify the selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Placement Agents, if requested.

             (b) Indemnification by the Placement Agents. In connection with any Registration Statement in which any Shareholder's Registrable Securities are registered and sold, the participating Placement Agents shall furnish to the Company the information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agree, jointly and severally, to indemnify and hold harmless, to the full extent permitted by law, the Company, its officers directors and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement, Prospectus, preliminary Prospectus or any application filed under the Blue Sky Laws or necessary to make the statements therein not misleading, to the extent, but only to the extent, that the untrue statement or omission is contained in any information or affidavit so furnished by the Shareholder to the Company specifically for inclusion in the Registration Statement, Prospectus or application filed under the Blue Sky Laws. The Company shall be entitled to receive indemnities from selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished by the Persons specifically for inclusion in any Prospectus or Registration Statement.

             (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (1) promptly notify the indemnifying party of any claim with respect to which it seeks indemnification and
         (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of the claim, but the fees and expenses of the counsel shall be at the expense of the

         Person unless (A) the indemnifying party has agreed to pay the fees or expenses, (B) the indemnifying party shall have failed to assume the defense of the claim and employ counsel reasonably satisfactory to the Person, or (C) in the reasonable judgment of the Person, based upon advice of its counsel, a conflict of interest may exist between the Person and the indemnifying party with respect to the claims (in which case, if the Person notifies the indemnifying party in writing that the Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of the claim on behalf of the Person). The indemnifying party will not be subject to any liability for any settlement made without its consent. The indemnifying party, however, may not unreasonably withhold its consent. No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement which does not include as an unconditional term the claimant's or plaintiff's release of the indemnified party from all liability in respect to the claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

             (d) Contribution. If for any reason the indemnification provided for in the preceding clauses 6(a) and 6(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses 6(a) and 6(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage liability or expense in the proportion as is appropriate to reflect (1) the relative benefits received by the indemnified party and the indemnifying party, (2) the relative fault of the indemnified party and the indemnifying party, and
         (3) any other relevant equitable considerations.

             (e) The indemnities provided in this Section 6 shall survive the Placement Agents' transfer of any Registrable Securities.

         7.  Miscellaneous.

             (a) Other Agreements. The Placement Agents acknowledge that the Company has granted registration rights to others and the rights granted in this Agreement are subject to those rights already granted.

             (b) Amendments and Waivers. No amendment, modification, supplement or waiver of any provision of this Agreement is binding on any party unless the party consents in writing thereto.

             (c) Notices. Any notice or other communication required or which may be given under this Agreement shall be in writing and either delivered personally to the addressee, telegraphed, telecopied or telexed to the addressee, sent by overnight courier to the addressee or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telecopied or telexed to the addressee, or, if sent by overnight courier, on the day delivery is guaranteed by such courier, or, if mailed, three business days after the date of mailing, as follows:

                 (i) to the Placement Agents, at the most current address given by the Placement Agents to the Company pursuant to the Subscription Agreements or otherwise.

                 (ii) To American Bio Medica at:

                      American Bio Medica Corporation
                      122 Smith Road
                      Kinderhook, New York 12106
                      Attention:  President

                      With a copy to:

                      Fulbright & Jaworski L.L.P.
                      666 Fifth Avenue
                      New York, New York 10103
                      Attention: Neil Gold, Esq.

         Any of the foregoing may change its address for notices by notice to the other parties.

             (d) Governing Law and Forum. The laws of the State of New York shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of, or relating to, this Agreement (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law). The parties acknowledge that the United States District Court for the Southern District of New York or the New York Supreme Court for the County of Columbia shall have exclusive jurisdiction over any case or controversy arising out of, or relating to, this Agreement and that all litigation arising out of, or relating to, this Agreement shall be commenced in the United States District Court for the Southern District of New York or in the Columbia County (New York) Supreme Court. Each of the parties consents to be subject to personal jurisdiction of the courts of New York, including the federal courts in New York.

             (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             (f) Interpretation. The Section headings contained in this Agreement are for the purposes of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

             (g) Severability. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity shall have no effect on the other provisions of this Agreement, and all other provisions of this Agreement shall remain valid, operative and enforceable.

             (h) Assignment. The rights granted to the Placement Agents pursuant to this Agreement shall not be assignable without the written consent of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                 AMERICAN BIO MEDICA CORPORATION


                                                 By: /s/ Stan Cipkowski
                                                     ---------------------------
                                                     Stan Cipkowski
                                                     President

Placement Agents:

Brean Murray & Co., Inc.
/s/ A. Brean Murray
-----------------------------
Its:  President and CEO

/s/David L. Jordon
-----------------------------

/s/ Barry Zelin
-----------------------------

Axiom Capital Management
/s/ Mark Martino
-----------------------------
Its: Managing Partner

/s/ Jeffrey Goldberg
-----------------------------

Exhibit 4.4  Form of Investor Warrant

EACH SUBSCRIBER SHALL RECEIVE A WARRANT CERTIFICATE AT CLOSING WITH THE TERMS SET FORTH HEREIN, NOT A WARRANT IN THE FORM HEREUNDER. THIS FORM OF WARRANT IS BEING PROVIDED TO EACH SUBSCRIBER SOLELY TO SET FORTH THE TERMS OF THE WARRANT CERTIFICATE TO BE ISSUED AT CLOSING.


           THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

No. W-___                                   Warrant to Purchase ____ Shares of
                                            Common Stock (subject to adjustment)

                                 FORM OF WARRANT
                            TO PURCHASE COMMON STOCK
                                       of
                         AMERICAN BIO MEDICA CORPORATION

         This Warrant (the "Warrant") is issued to [Name of Purchaser] or his, her or its permitted assigns ("Holder") by American Bio Medica Corporation, a New York corporation (the "Company"), on August 22, 2001 (the "Warrant Issue Date") for consideration of $____ in the aggregate, receipt of which is hereby acknowledged.

         1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to _____________ shares of common stock, par value $0.01 per share ("Common Stock"), of the Company (the "Warrant Shares") at the Exercise Price (defined below), subject to adjustment as provided in Section 8 hereof.

         2. Exercise Price. The purchase price for the Warrant Shares shall be $1.05 per Warrant Share, as adjusted from time to time pursuant to Section 7 hereof (the "Exercise Price").

         3. Exercise Period. This Warrant may be exercised at any time after February 22, 2002 until 5:00 p.m., New York City time on the earlier of: (a) August 22, 2006; or (b) upon redemption of this Warrant in accordance with the terms and conditions set forth in Section 4 hereof.

         4. Redemption. At any time after February 22, 2002 and prior to the exercise of this Warrant:

             (a) On not less than twenty (20) days notice given at any time when the registration statement covering the resale of the shares of Common Stock issuable upon exercise of this Warrant required to be filed by the Company, pursuant to the registration rights agreement, dated as of the date hereof, by and among the Company and the persons signing the signature page thereof (the "Registration Rights Agreement"), is effective and which shall remain effective during such 20 day notice period, this Warrant may be redeemed, at the option of the Company, at a redemption price of $0.05, provided the closing price on the Nasdaq SmallCap Market or, if applicable, any automated quotation system or national securities exchange, of the Common Stock issuable upon exercise of this Warrant shall equal or exceed the then Exercise Price multiplied by three (3), for a period of twenty (20) consecutive trading days ending at least three (3) days prior to the date of the notice of redemption.

             (b) If the conditions set forth in Section 4(a) are met, and the Company elects to exercise its right to redeem this Warrant, it shall mail a notice of redemption to the registered Holder of this Warrant to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained by the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the registered Holder receives such notice.

             (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, and (iii) that the right to exercise this Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of this Warrant shall be the "Redemption Date." No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a registered Holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

             (d) Any right to exercise this Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holder of this Warrant shall have no further rights except to receive, upon surrender of the Warrant, the redemption price.

             (e) From and after the Redemption Date specified, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the registered Holder thereof of one or more certificates evidencing this Warrant to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of this Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem this Warrant, this Warrant shall expire and become void and all rights hereunder, except the right to receive payment of the redemption price, shall cease.

         5. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

             (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices set forth on the signature page hereof; and

             (b) the payment in the form of a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised.

         6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within ten
(10) business days of the delivery of the Notice of Exercise.

         7. Issuance of Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

         8. Adjustment of Exercise Price and Kind and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

             (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock; the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision (by stock split, stock dividend or otherwise), or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

             (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 8), the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate Exercise Price shall remain the same.

             (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

             (d) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 7 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Holder shall have the right to receive a new warrant reflecting such adjustment upon the Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.

         9.  Covenants and Conditions.

             (a) No Impairment. Pursuant to the terms and conditions of this Warrant, Company shall: (i) reserve an appropriate number of shares of Company's Common Stock to facilitate the issuance of shares to Holder pursuant to this Warrant, (ii) not amend its articles or take any other action that would materially impair Company's ability to comply with the terms of the Warrant or otherwise unfairly impair the rights of the Holder, and (iii) provide Holder with at least 10 days prior written notice of the record date for any proposed dividend or distribution by the Company.

             (b) Registration Rights. The Company and Holder shall enter into the Registration Rights Agreement simultaneous with the execution of this Warrant on terms mutually agreeable to both parties.

         10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

         11. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Common Stock issuable on the exercise hereof, including (without limitation) the right to vote such shares of Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the notices required under this Warrant.

         12. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

         13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any shares of Common Stock purchased under this Warrant at the time outstanding (including securities into which such shares have been converted), each future holder of all such Shares, and the Company.

         14. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery,
(ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

         15. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

         16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

         17. Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

         IN WITNESS WHEREOF, American Bio Medica Corporation caused this Warrant to be executed by an officer thereunto duly authorized.

                                                 AMERICAN BIO MEDICA CORPORATION



                                                 By: /s/ Stan Cipkowski
                                                     ---------------------------
                                                     Stan Cipkowski
                                                     President

                                                 Address: 122 Smith Road
                                                          Kinderhook, NY 12106

                                                 Fax Number: (518) 758-8171

                               NOTICE OF EXERCISE



To:      American Bio Medica Corporation
         Attn: Stan Cipkowski


         The undersigned hereby elects to:



         Purchase ____________ shares of Common Stock of American Bio Medica Corporation, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice.


         The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                            WARRANTHOLDER:


                                            ____________________________________


                                            Address:

Date:_______________________


Name in which shares should be registered:

Exhibit 4.5 Form of Placement Agent Warrant

EACH SUBSCRIBER SHALL RECEIVE A WARRANT CERTIFICATE AT CLOSING WITH THE TERMS SET FORTH HEREIN, NOT A WARRANT IN THE FORM HEREUNDER. THIS FORM OF WARRANT IS BEING PROVIDED TO EACH SUBSCRIBER SOLELY TO SET FORTH THE TERMS OF THE WARRANT CERTIFICATE TO BE ISSUED AT CLOSING.


           THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

No. W-___                                   Warrant to Purchase ____ Shares of
                                            Common Stock (subject to adjustment)

                                 FORM OF WARRANT
                            TO PURCHASE COMMON STOCK
                                       of
                         AMERICAN BIO MEDICA CORPORATION

         This Warrant (the "Warrant") is issued to [Name of Purchaser] or his, her or its permitted assigns ("Holder") by American Bio Medica Corporation, a New York corporation (the "Company"), on August 22, 2001 (the "Warrant Issue Date") for consideration of $____ in the aggregate, receipt of which is hereby acknowledged.

         1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to _____________ shares of common stock, par value $0.01 per share ("Common Stock"), of the Company (the "Warrant Shares") at the Exercise Price (defined below), subject to adjustment as provided in Section 8 hereof.

         2. Exercise Price. The purchase price for the Warrant Shares shall be $1.20 per Warrant Share, as adjusted from time to time pursuant to Section 7 hereof (the "Exercise Price").

         3. Exercise Period. This Warrant may be exercised at any time after February 22, 2002 until 5:00 p.m., New York City time on the earlier of: (a) August 22, 2006; or (b) upon redemption of this Warrant in accordance with the terms and conditions set forth in Section 4 hereof.

         4. Redemption. At any time after February 22, 2002 and prior to the exercise of this Warrant:

             (a) On not less than twenty (20) days notice given at any time when the registration statement covering the resale of the shares of Common Stock issuable upon exercise of this Warrant required to be filed by the Company, pursuant to the registration rights agreement, dated as of the date hereof, by and among the Company and the persons signing the signature page thereof (the "Registration Rights Agreement"), is effective and which shall remain effective during such 20 day notice period, this Warrant may be redeemed, at the option of the Company, at a redemption price of $0.05, provided the closing price on the Nasdaq SmallCap Market or, if applicable, any automated quotation system or national securities exchange, of the Common Stock issuable upon exercise of this Warrant shall equal or exceed the then Exercise Price multiplied by three (3), for a period of twenty (20) consecutive trading days ending at least three (3) days prior to the date of the notice of redemption.

             (b) If the conditions set forth in Section 4(a) are met, and the Company elects to exercise its right to redeem this Warrant, it shall mail a notice of redemption to the registered Holder of this Warrant to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained by the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the registered Holder receives such notice.

             (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, and (iii) that the right to exercise this Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of this Warrant shall be the "Redemption Date." No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a registered Holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

             (d) Any right to exercise this Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holder of this Warrant shall have no further rights except to receive, upon surrender of the Warrant, the redemption price.

             (e) From and after the Redemption Date specified, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the registered Holder thereof of one or more certificates evidencing this Warrant to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of this Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem this Warrant, this Warrant shall expire and become void and all rights hereunder, except the right to receive payment of the redemption price, shall cease.

         5. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

             (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices set forth on the signature page hereof; and

             (b) the payment in the form of:

                 a certified or bank cashier's check payable to the order of the
             Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised; or
                 in lieu of any cash payment, the Holder of the Warrants shall have th right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant in exchange for the number of shares equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by
             (y) a fraction, the numerator of which is the Market Price, (as defined below) of the Shares less the Exercise Price and the denominator of which is such Market Price. Solely for the purposes of this paragraph, "Market Price" shall be the average last reported sale price of the Common Shares as calculated over the five (5) trading day period preceding the date on which the Election to Purchase is surrendered to the Company.

         6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within ten
(10) business days of the delivery of the Notice of Exercise.

         7. Issuance of Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

         8. Adjustment of Exercise Price and Kind and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

             (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock; the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision (by stock split, stock dividend or otherwise), or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

             (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 8), the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate Exercise Price shall remain the same.

             (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

             (d) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 7 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Holder shall have the right to receive a new warrant reflecting such adjustment upon the Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.

         9.  Covenants and Conditions.

             (a) No Impairment. Pursuant to the terms and conditions of this Warrant, Company shall: (i) reserve an appropriate number of shares of Company's Common Stock to facilitate the issuance of shares to Holder pursuant to this Warrant, (ii) not amend its articles or take any other action that would materially impair Company's ability to comply with the terms of the Warrant or otherwise unfairly impair the rights of the Holder, and (iii) provide Holder with at least 10 days prior written notice of the record date for any proposed dividend or distribution by the Company.

             (b) Registration Rights. The Company and Holder shall enter into the Registration Rights Agreement simultaneous with the execution of this Warrant on terms mutually agreeable to both parties.

         10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

         11. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Common Stock issuable on the exercise hereof, including (without limitation) the right to vote such shares of Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the notices required under this Warrant.

         12. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

         13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any shares of Common Stock purchased under this Warrant at the time outstanding (including securities into which such shares have been converted), each future holder of all such Shares, and the Company.

         14. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery,
(ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

         15. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

         16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

         17. Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

         IN WITNESS WHEREOF, American Bio Medica Corporation caused this Warrant to be executed by an officer thereunto duly authorized.

                                                 AMERICAN BIO MEDICA CORPORATION



                                                 By: /s/ Stan Cipkowski
                                                     ---------------------------
                                                     Stan Cipkowski
                                                     President

                                                 Address: 122 Smith Road
                                                          Kinderhook, NY 12106

                                                 Fax Number: (518) 758-8171

                               NOTICE OF EXERCISE



To:      American Bio Medica Corporation
         Attn: Stan Cipkowski


         The undersigned hereby elects to:



         Purchase ____________ shares of Common Stock of American Bio Medica Corporation, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice.


         The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                            WARRANTHOLDER:


                                            ____________________________________


                                            Address:

Date:_______________________


Name in which shares should be registered: